INVESTMENT ADVISORY AGREEMENT


      This Agreement is made and entered into effective as of December 26, 2006, by and between Guerite Funds, an Ohio business trust (the "Trust"), on behalf of Guerite Absolute Return Fund, a series of shares of the Trust (the "Fund"), and Guerite Advisors LLC, a South Carolina limited liability company (the "Adviser").

      WHEREAS,   the  Trust  is  an  open-end  management   investment  company,
registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act");

      WHEREAS, the Trust has designated the Fund as a series of shares in the Trust;

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engages in the business of asset management; and

      WHEREAS, the Trust desires to retain the Adviser to render certain investment management services to the Fund, and the Adviser is willing to render such services;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. OBLIGATIONS OF THE INVESTMENT ADVISER

            (a) SERVICES. The Adviser agrees to perform the following services (the "Services") for the Trust:

                  (1) manage the  investment and  reinvestment  of the assets of the Fund;

                  (2)  continuously  review,   supervise,   and  administer  the
            investment program of the Fund;

                  (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

                  (4) provide the Trust and the Fund with records concerning the
            Adviser's activities under this Agreement which the Trust and the Fund are required to maintain; and

                  (5)  render  regular  reports  to  the  Trust's  trustees  and
            officers   concerning  the  Adviser's  discharge  of  the  foregoing
            responsibilities.

      The Adviser shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with
      (i) such policies as the trustees
      may from time to time establish; (ii) the Fund's objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of the Adviser or through such other parties as the Adviser may determine from time to time.

            (b) EXPENSES AND PERSONNEL. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

            (c) BOOKS AND RECORDS. All books and records prepared and maintained by the Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Adviser shall surrender to the Trust and the Fund such of the books and records so requested.

      2. FUND TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term. The Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

      3. COMPENSATION OF THE ADVISER. The Fund will pay to the Adviser an investment advisory fee (the "Fee") computed at an annual rate of 1.00% of the first $500 million of average daily net assets of the Fund, 0.95% of the next $500 million of such assets, and 0.90% of such assets over $1 billion. The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund's Prospectus and/or Statement of Additional Information, and shall be paid to the Adviser by the Fund within five (5) days after such calculation.


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

      4. STATUS OF INVESTMENT ADVISER. The services of the Adviser to the Trust and the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      5. PERMISSIBLE INTERESTS. Trustees, agents, and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Adviser are or may be interested in the Trust as trustees, stockholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

      6. LIMITS OF LIABILITY; INDEMNIFICATION. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933 (the "Registration Statement"), except for information supplied by the Adviser for inclusion therein.

      7. USE OF NAME "GUERITE" AND THE GUERITE INDICATOR.

      (a) The Adviser hereby grants to the Trust the right to use the name "Guerite" in connection with the Trust in the United States as long as the Adviser continues to serve as investment adviser to the Trust. Accordingly, the Adviser hereby reserves the right, after the termination of this Agreement, to terminate the Trust's right to use the name "Guerite" on written notice to the Trust. Upon such notification by the Adviser, the Trust will immediately commence to take all appropriate steps to discontinue use of the name "Guerite" and shall take all steps necessary under applicable laws to change the name of the Trust to a name not confusingly similar to "Guerite". If within a reasonable period of time, but in no event longer than sixty (60) days, after receiving notification from the Adviser as provided in this paragraph, the Trust does not discontinue the use of the name "Guerite," the Adviser may seek such legal and equitable relief as it may deem appropriate. The Adviser hereby reserves the right also to


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

grant the right to use the name "Guerite" to another investment company, business or enterprise. The Trust hereby acknowledges and agrees that the name "Guerite" is a valuable asset of the Adviser and that the Adviser has established a property right to its use.

      (b) The Trust and the Adviser agree that, so long as it is consistent with the Registration Statement, the Adviser will use the Adviser's "Guerite
Indicator" in its management of the Fund's portfolio. The Trust acknowledges that the Adviser has developed and owns all rights, title and interest in and to the Guerite Indicator and any related software (the "Software") developed by or used in connection therewith by the Adviser. The Trust acknowledges that it shall acquire no ownership interest in the Guerite Indicator or the Software by reason of this Agreement. The Adviser represents and warrants to the Trust that, throughout the term of this Agreement, the Adviser's use of the Guerite Indicator and the Software shall not at any time violate or result in the violation of any contract or agreement to which the Adviser is a party, or infringe upon the intellectual property or other rights of any other party.

      8. TERM. This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; PROVIDED, HOWEVER, that:

            (a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trust's trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

            (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder);

            (c) the Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund; and

            (d) the terms of paragraphs 6 and 7 of this Agreement shall survive the termination of this Agreement.

      9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust's outstanding voting securities.

      10. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of South Carolina.



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

      11. REPRESENTATIONS AND WARRANTIES.

            (a) REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser hereby represents and warrants to the Trust as follows: (i) the Adviser is a limited liability company duly organized and in good standing under the laws of the State of South Carolina and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and
      (ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

            (b) REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust hereby represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a business trust under the laws of the State of Ohio and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is (or will be) registered as an investment company with the Securities and Exchange Commission under the 1940 Act; (iii) shares of each Trust are (or will be) registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

      12. STRUCTURE OF AGREEMENT. The Trust is entering into this Agreement solely on behalf of the Fund. No breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

      13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.


  GUERITE FUNDS                             GUERITE ADVISORS LLC



 /s/ Hugh Charles Moore                     /s/ Hugh Charles Moore
  ----------------------------              --------------------------
  By:    Hugh Charles Moore                 By:    Hugh Charles Moore
  Title: President                          Title: Managing Manager


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